Consent of Ernst & Young LLP, Independent Registered Public
                                Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm," "Policy Regarding Disclosure of Portfolio Holdings" and "Financial Statements" in the Statement of Additional Information, and to the incorporation by reference in Post-Effective Amendment No. 10 to the Registration Statement (Form N-1A, No. 333-72447) of our report dated February 15, 2006, on the financial statements and financial highlights of First Defined Portfolio Fund, LLC, dated December 31, 2005.

                                         Ernst & Young LLP

Boston, Massachusetts
April 28, 2006